Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Subscription”) is dated September 22, 2026, between Pop Culture Group Co., Ltd., a Cayman Islands exempted company (the “Company”), and the investor identified on the signature page hereto (the “Investor”). The parties agree as follows:

1 Subscription. Investor agrees to buy and the Company agrees to sell to Investor such number of the Company’s Class A ordinary shares, par value $1.5 per share (the “Shares”), as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per share as set forth on the signature page hereto.

2 Registration Statement. The Shares are being registered for sale pursuant to a currently effective shelf registration statement on Form F-3 (the “Registration Statement”).The Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on February 9, 2026. A prospectus supplement (the “Prospectus Supplement”) will be filed with the Commission and delivered to the Investor as required by law.

3 Closing. The Shares are being self-underwritten and offered by the Company on a “best efforts” basis, with a price equal to $3. The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company in accordance with Rule 15c6- 1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

Upon satisfaction or waiver of all the conditions to closing set forth in the base prospectus contained in the Registration Statement and the Prospectus Supplement, at the Closing

(i)	the Investor shall pay the Purchase Price to the Company for the Shares to be issued and sold to such Investor, at the election of the Investor, either by wire transfer of immediately available funds per wire instructions as provided on the signature line below, or by on-chain transfer of USDT or any other cryptocurrency acceptable to the Company in an amount having a U.S. dollar value equal to the Purchase Price, and

(ii)	the Company shall cause the Shares to be delivered to the Investor by (A) through the facilities of The Depository Trust Company’s DRS system in accordance with the instructions set forth on the signature page attached hereto under the heading “DRS Instructions,” or (B) if requested by the Investor on the signature page hereto or ifthe Company is unable to make the delivery through the facilities of The Depository Trust Company’s DRS system, through the book-entry delivery of Shares on the books and records of the Company’s transfer agent.

If delivery is made by book entry on the books and records of the transfer agent, the Company shall send written confirmation of such delivery to the Investor at the address indicated on the Signature Page hereof. No fractional Shares shall be purchased and any excess funds representing fractional Shares shall be returned to the Investor. By payment of the Shares, the Investor acknowledges receipt of the Registration Statement, any amendment to the Registration Statement, and the Prospectus Supplement, the terms of which govern the investment in the Shares.

4 Miscellaneous. All questions concerning the construction, validity, enforcement and interpretation of this Subscription shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

5 Delivery. Execution and all communications hereunder, except as otherwise specifically provided herein, shall be made by delivery via electronic mail (e-mail) to the applicable party at the e-mail address set forth on the signature page hereto (or such other e-mail address as such party may designate in writing). Physical delivery by hand or recognized overnight courier shall be permitted only if e-mail transmission is unavailable or fails. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

6 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

[Signature Page Follows]

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

Number of Shares: 665,000	Pop Culture Group Co., Ltd

Purchase Price per Share: $3	By:	/s/ Zhuoqin Huang
Aggregate Purchase Price:		Name:	Zhuoqin Huang
$1,995,000		Title:	Chief Executive Officer
Address: Notice Room 1207-08, No. 2488
Huandao East Road, Huli District, Xiamen City,
Fujian Province, The People’s Republic of China.

By	/s/ Shaorong Zheng

INVESTOR: Shaorong Zheng

Name in which Shares should be issued: Shaorong Zheng